UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2019 (June 26, 2019)

OFG BANCORP

(Exact Name of Registrant as Specified in Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor 254 Muñoz Rivera Avenue San Juan, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $1.00 per share	OFG	New York Stock Exchange

7.125% Noncumulative Monthly Income Preferred Stock, Series A ($25.00 liquidation preference per share)	OFG.PRA	New York Stock Exchange

7.0% Noncumulative Monthly Income Preferred Stock, Series B ($25.00 liquidation preference per share)	OFG.PRB	New York Stock Exchange

7.125% Noncumulative Perpetual Preferred Stock, Series D ($25.00 liquidation preference per share)	OFG.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2019, OFG Bancorp (the “Company”) and Oriental Bank, a wholly-owned subsidiary of the Company (“Oriental Bank”), entered into (i) a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with The Bank of Nova Scotia (“BNS”), (ii) a definitive Sale and Purchase Agreement (USVI) (the “USVI Purchase Agreement”) with BNS and (iii) a definitive Sale and Purchase Agreement (PR) (the “PR Purchase Agreement” and, together with the Stock Purchase Agreement and the USVI Purchase Agreement, the “Purchase Agreements”) with BNS.

The transactions contemplated by the Purchase Agreements (the “Transactions”), which are expected to close before year end of 2019, are subject to receipt of the requisite regulatory approvals, as well as the satisfaction of other customary closing conditions.

The Stock Purchase Agreement

On the terms and subject to the conditions set forth in the Stock Purchase Agreement, Oriental Bank will acquire (i) all of the issued and outstanding shares of common stock, par value $10.00 per share, of Scotiabank de Puerto Rico, a bank chartered under the laws of Puerto Rico (“SBPR”), and (ii) all of the issued and outstanding shares of second preferred non-cumulative redeemable stock, par value $10.00 per share, of SBPR (the “Preferred Stock”) (excluding any shares of Preferred Stock redeemed by SBPR prior to the SBPR Closing (as defined below) ((i) and (ii), the “Stock Purchase”). In addition, the Stock Purchase Agreement contemplates that, immediately following the consummation of the Stock Purchase, SBPR will merge with and into Oriental Bank, with Oriental Bank continuing as the surviving bank (the “Bank Merger”).

The consideration payable by Oriental Bank to BNS at the closing of the Stock Purchase (the “SBPR Closing” and the date on which the SBPR Closing occurs, the “Closing Date”) will be $550,000,000 in cash minus the amount of any Pre-Closing Secondary Dividend (as defined below) actually paid to BNS after the execution of the Stock Purchase Agreement but on or prior to the Closing Date. In addition, the Stock Purchase Agreement contemplates that, prior to the SBPR Closing, SBPR will pay BNS (a) one or more dividends in an aggregate amount equal to $200,000,000 (subject to certain adjustments set forth in the schedules to the Stock Purchase Agreement) (the “Pre-Closing Primary Dividend”) and (b) secondarily to the Pre-Closing Primary Dividend, one or more additional dividends in an aggregate amount not to exceed $125,000,000 (the “Pre-Closing Secondary Dividend”).

The obligations of Oriental Bank and BNS to consummate the Stock Purchase are subject to the satisfaction or waiver of certain customary closing conditions, including (a) the receipt of the requisite regulatory approvals, including the requisite regulatory approvals of the Puerto Rico Office of the Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System (and, in the case of Oriental Bank’s obligations to consummate the Stock Purchase, without the imposition of a Burdensome Condition (as defined below)), (b) the accuracy of the other party’s representations and warranties, subject to certain timing and materiality standards, (c) compliance in all material respects by the other party with its pre-closing covenants and agreements contained in the Stock Purchase Agreement and (d) the absence of any injunction or order prohibiting the consummation of the Stock Purchase, the Bank Merger or the other transactions contemplated by the Stock Purchase

Agreement. The obligations of BNS to consummate the Stock Purchase are also subject to receiving the requisite regulatory approval for the payment of the Pre-Closing Primary Dividend. The Stock Purchase is not conditioned on the consummation of the transactions contemplated by the USVI Purchase Agreement or the PR Purchase Agreement.

Under the Stock Purchase Agreement, Oriental Bank and BNS agreed to use reasonable best efforts to obtain the requisite regulatory approvals. In addition, the Company and Oriental Bank agreed to take all actions necessary (including Remedial Actions and Capital Actions (each as defined in the Stock Purchase Agreement)) to obtain the applicable requisite regulatory approvals and consummate the Transactions as promptly as practicable, subject to an exception that provides that neither the Company nor Oriental Bank is required to take, or agree to take, any action that would constitute a Burdensome Condition. Under the Stock Purchase Agreement, the term “Remedial Action” is defined to include, among other things, divestitures, licenses or other dispositions of, or the holding separate of, deposits, loans, branches or operations of SBPR, the Company, Oriental Bank or their affiliates, and the term “Capital Acton” is defined to include, among other things, capital level and capital ratio maintenance commitments, capital plan creation and capital raising transactions. The Stock Purchase Agreement defines “Burdensome Condition” as any action, restriction or condition that would reasonably be expected to be materially burdensome to the Company, Oriental Bank and their affiliates, taken as a whole, following the consummation of the Stock Purchase, the Bank Merger or the transactions contemplated by the USVI Purchase Agreement or the PR Purchase Agreement. However, the Stock Purchase Agreement provides that a Capital Action will not constitute, or be considered in determining whether any required action constitutes, a Burdensome Condition.

The Stock Purchase Agreement provides that, for three years after the Closing Date, BNS will not operate an FDIC-insured depository institution in Puerto Rico, offer retail banking or retail consumer finance products or services in Puerto Rico (excluding certain wealth management services) or accept deposits insured by the FDIC in Puerto Rico, in each case, subject to certain exceptions set forth in the Stock Purchase Agreement. In addition, from the date of the Stock Purchase Agreement and continuing for two years following the Closing Date, BNS agreed to certain restrictions on soliciting and hiring SBPR employees and soliciting SBPR customers, and Oriental Bank agreed to certain restrictions on soliciting and hiring certain BNS employees and soliciting certain BNS customers, in each case, subject to certain exceptions set forth in the Stock Purchase Agreement.

The Stock Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to each party by the other party in connection with the Stock Purchase Agreement. Each of Oriental Bank and BNS has agreed to various customary covenants, including, in the case of BNS, covenants regarding the conduct of SBPR’s business prior to the SBPR Closing. The Stock Purchase Agreement provides for post-Closing indemnification obligations with respect to breaches of the representations, warranties and covenants of each party in the Purchase Agreements, as well as indemnification obligations with respect to certain other matters. Each party’s indemnification obligations with respect to breaches of its representations and warranties generally are subject to a de minimis “per loss” requirement of $100,000, a deductible basket equal to 1% of the aggregate purchase price under the Purchase Agreements and a cap equal to 10% of the aggregate purchase price under the Purchase Agreements, except for breaches of certain fundamental representations and warranties. Following the SBPR Closing, during any period in which the USVI Transaction (as defined below) or the PR Transaction (as defined below) has not been consummated, the indemnification deductible basket will be reduced by 1% of the purchase price under the USVI Purchase Agreement and 1% of the purchase price under the PR Purchase Agreement, as applicable, and the indemnification cap will be reduced by 10% of the purchase price under the USVI Purchase Agreement and 10% of the purchase price under the PR Purchase Agreement, as applicable.

Each party has the right to terminate the Stock Purchase Agreement under certain circumstances, including if the Stock Purchase has not occurred on or prior to March 26, 2020, subject to an extension by either party until June 26, 2020 if the requisite regulatory approvals have not been obtained. Upon the termination of the Stock Purchase Agreement as a result of the failure to obtain the requisite regulatory approvals as of the outside date referenced above (as extended), Oriental Bank will be required to reimburse BNS for its reasonable and documented out-of-pocket transaction expenses. The Stock Purchase Agreement also provides that the aggregate amount of reimbursable expenses under the Stock Purchase Agreement, the USVI Purchase Agreement and the PR Purchase Agreement will not exceed $2,000,000.

USVI Purchase Agreement

On the terms and subject to the conditions set forth in the USVI Purchase Agreement, at the closing of the transactions contemplated by the USVI Purchase Agreement (the “USVI Closing” and the date on which the USVI Closing occurs the “USVI Closing Date”), Oriental Bank will acquire the U.S. Virgin Islands (the “USVIs”) banking operations of BNS through an acquisition of certain assets (including loans, ATMs and physical branch locations) and an assumption of certain liabilities (including deposits) (the “USVI Transaction”). The consideration payable in the USVI Transaction will be equal to the difference between (a) the sum of (i) cash on hand at the purchased branches and cash located in the purchased ATMs, (ii) the net book value of the purchased assets (which, in the case of the purchased loans, will be equal to the gross book value of the purchased loans minus $6,700,000 (or, if greater, the actual amount of reserves associated with the purchase loans as of the close of business on the day immediately preceding the USVI Closing Date)), (iii) a $10,000,000 deposit premium and (iv) the fair market value of Other Assets (as defined in the USVI Purchase Agreement) that Oriental Bank elects to include as a purchased asset and (b) the net book value of the assumed liabilities, in each case, as of the close of business on the day immediately preceding the USVI Closing Date. If the foregoing calculation produces a positive number, that amount will be payable by Oriental Bank to BNS at the USVI Closing and if the foregoing calculation produces a negative number, the absolute value of that amount will be payable by BNS to Oriental Bank at the USVI Closing.

The obligations of Oriental Bank and BNS to consummate the USVI Transaction are subject to the satisfaction or waiver of certain customary closing conditions, including (a) the receipt of the requisite regulatory approvals, including the requisite regulatory approvals of the Puerto Rico Office of the Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation, the Virgin Islands Banking Board and the Lieutenant Governor of the Virgin Islands, Division of Banking, Insurance and Financial Regulation (and, in the case of Oriental Bank’s obligations to consummate the USVI Transaction, without the imposition of a Burdensome Condition), (b) the accuracy of the other party’s representations and warranties, subject to certain timing and materiality standards, (c) compliance in all material respects by the other party with its pre-closing covenants and agreements contained in the USVI Purchase Agreement and (d) the absence of any injunction or order prohibiting the consummation of the transactions contemplated by the USVI Purchase Agreement. The consummation of the USVI Transaction is also subject to the consummation of the Stock Purchase either substantially contemporaneously with or prior to the USVI Closing.

The covenants and agreements in the Stock Purchase Agreement that address the obligations of the parties to obtain the requisite regulatory approvals, including those provisions addressing Remedial Actions, Capital Actions and Burdensome Conditions, also apply under the USVI Purchase Agreement with respect to the requisite regulatory approvals for the USVI Transactions.

The USVI Purchase Agreement provides that, for three years after the USVI Closing Date, BNS will not (a) open or operate a branch, subsidiary or depository institution that accepts deposits in the USVIs or (b) offer retail banking or retail consumer finance products or services in the USVIs (excluding certain wealth management services), in each case, subject to certain exceptions set forth in the USVI Purchase Agreement. In addition, from the date of the USVI Purchase Agreement and continuing for two years following the USVI Closing Date, BNS agreed to certain restrictions on soliciting and hiring USVI branch employees and soliciting USVI branch customers, in each case, subject to certain exceptions set forth in the USVI Purchase Agreement.

The USVI Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to each party by the other party in connection with the USVI Purchase Agreement. Each of Oriental Bank and BNS has agreed to various customary covenants, including, in the case of BNS, covenants regarding the conduct of the USVI branch business prior to the USVI Closing.

Each party has the right to terminate the USVI Purchase Agreement under certain circumstances, including if (i) the Stock Purchase Agreement has been terminated or (ii) the USVI Transactions have not occurred on or prior to March 26, 2020, subject to an extension by either party until June 26, 2020 if the requisite regulatory approvals have not been obtained. If the Stock Purchase has not been consummated and the USVI Purchase Agreement is terminated as a result of the failure to obtain the requisite regulatory approvals as of the outside date referenced above (as extended), Oriental Bank will be required to reimburse BNS for its reasonable and documented out-of-pocket transaction expenses. The USVI Purchase Agreement also provides that the aggregate amount of reimbursable expenses under the Stock Purchase Agreement, the USVI Purchase Agreement and the PR Purchase Agreement will not exceed $2,000,000.

PR Purchase Agreement

On the terms and subject to the conditions set forth in the PR Purchase Agreement, at the closing of the transactions contemplated by the PR Purchase Agreement (the “PR Closing” and the date on which the PR Closing occurs, the “PR Closing Date”), Oriental Bank will acquire certain loans and other assets, and assume certain deposits and other liabilities, from BNS’s Puerto Rico branch (the “PR Transaction”). The consideration payable in the

PR Transaction will be equal to the difference between (a) the net book value of the purchased assets (which, in the case of the purchased loans, will be equal to the gross book value of the purchased loans minus $27,700,000 (or, if greater, the actual amount of reserves associated with the purchase loans as of the PR Effective Time (as defined in the PR Purchase Agreement))) and (b) the net book value of the assumed liabilities, in each case, as of PR Effective Time. If the foregoing calculation produces a positive number, that amount will be payable by Oriental Bank to BNS at the PR Closing and if the foregoing calculation produces a negative number, the absolute value of that amount will be payable by BNS to Oriental Bank at the PR Closing.

The obligations of Oriental Bank and BNS to consummate the PR Transaction are subject to the satisfaction or waiver of certain customary closing conditions, including (a) the receipt of required regulatory approvals of the Federal Deposit Insurance Corporation (and, in the case of Oriental Bank’s obligations to consummate the PR Transaction, without the imposition of a Burdensome Condition), (b) the accuracy of the other party’s representations and warranties, subject to certain timing and materiality standards, (c) compliance in all material respects by the other party with its pre-closing covenants and agreements contained in the PR Purchase Agreement and (d) the absence of any injunction or order prohibiting the consummation of the transactions contemplated by the PR Purchase Agreement. The consummation of the PR Transaction is also subject to the consummation of the Stock Purchase either substantially contemporaneously with or prior to the PR Closing.

The covenants and agreements in the Stock Purchase Agreement that address the obligations of the parties to obtain the requisite regulatory approvals, including those provisions addressing Remedial Actions, Capital Actions and Burdensome Conditions, also apply under the PR Purchase Agreement with respect to the requisite regulatory approvals for the PR Transaction.

Under the PR Purchase Agreement, from the date of the PR Purchase Agreement and continuing for two years following the PR Closing Date, BNS agreed to certain restrictions on soliciting PR branch customers, subject to certain exceptions set forth in the PR Purchase Agreement.

The PR Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to each party by the other party in connection with the PR Purchase Agreement. Each of Oriental Bank and BNS has agreed to various customary covenants, including, in the case of BNS, covenants regarding the administration of the purchased assets and assumed liabilities of PR branch prior to the PR Closing.

Each party has the right to terminate the PR Purchase Agreement under certain circumstances, including if (i) the Stock Purchase Agreement has been terminated or (ii) the PR Transactions have not occurred on or prior to March 26, 2020, subject to an extension by either party until June 26, 2020 if the requisite regulatory approvals have not been obtained. If the Stock Purchase has not been consummated and the PR Purchase Agreement is terminated as a result of the failure to obtain the requisite regulatory approvals as of the outside date referenced above (as extended), Oriental Bank will be required to reimburse BNS for its reasonable and documented out-of-pocket transaction expenses. The PR Purchase Agreement also provides that the aggregate amount of reimbursable expenses under the Stock Purchase Agreement, the USVI Purchase Agreement and the PR Purchase Agreement will not exceed $2,000,000.

The foregoing description of the Purchase Agreements and related transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, which are filed as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 to this Current Report on Form 8-K, and are incorporated herein by reference. The Purchase Agreements establish and govern the legal relations between the parties with respect to the transactions contemplated thereby and are not intended to be a source of factual, business or operational information about the parties or their respective businesses. The representations and warranties set forth in the Purchase Agreements may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between the parties to the Purchase Agreements rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Purchase Agreements that were made to the other party in connection with the negotiation of the Purchase Agreements and generally were solely for the benefit of the parties to the Purchase Agreements.

Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances because they were only made as of the date of the Purchase Agreements and are modified by confidential disclosure schedules delivered in connection with the Purchase Agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 26, 2019, between The Bank of Nova Scotia and Oriental Bank, and, solely for the purposes expressly provided therein, OFG Bancorp.*

2.2	Sale and Purchase Agreement (USVI), dated June 26, 2019, between The Bank of Nova Scotia and Oriental Bank, and, solely for the purposes expressly provided therein, OFG Bancorp.*

2.3	Sale and Purchase Agreement (PR), dated June 26, 2019, between The Bank of Nova Scotia and Oriental Bank, and, solely for the purposes expressly provided therein, OFG Bancorp.*

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any omitted schedules and exhibits upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019	OFG BANCORP

	By:	/s/ Carlos O. Souffront
	Name:	Carlos O. Souffront
	Title:	General Counsel and Secretary of the Board of Directors